Exhibit 10.42

DATED	JULY 14, 2008

RESACA EXPLOITATION, INC. (1)

SEYMOUR PIERCE LIMITED (2)

ROYAL BANK OF CANADA EUROPE LIMITED (3)

and

NGP CAPITAL RESOURCES COMPANY (4)

LOCK-IN AND
ORDERLY MARKETING DEED

Solicitors and Registered Foreign Lawyers
Regulated by the Solicitors Regulation Authority

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	CONDITION PRECEDENT	4

3.	LOCK-IN AND ORDERLY MARKETING ARRANGEMENTS	4

4.	ORDERLY MARKETING	6

5.	WARRANTIES AND REPRESENTATIONS	6

6.	ISSUE OF ADMISSION DOCUMENT	6

7.	ENTIRE AGREEMENT	7

8.	ASSIGNMENT	7

9.	THIRD PARTY RIGHTS	7

10.	FURTHER ASSURANCE	7

11.	COUNTERPARTS AND EXECUTION	7

12.	INVALIDITY	7

13.	VARIATION OF TERMS	8

14.	NOTICES	8

15.	GOVERNING LAW AND JURISDICTION	9

16.	AGENT FOR SERVICE OF PROCESS	9

THIS DEED is made on	JULY 14, 2008

BETWEEN:

(1)                             RESACA EXPLOITATION, INC. (a corporation registered in Texas), whose registered office is at 1331 Lamar, Suite 1450, Houston, Texas 77010, USA (the “Company”);

(2)                             SEYMOUR PIERCE LIMITED (a company registered in England and Wales with registered number 2104188), whose registered office is at 20 Old Bailey, London EC4M 7EN (“Seymour Pierce”);

(3)                             ROYAL BANK OF CANADA EUROPE LIMITED (incorporated in England and Wales with registered number 995939) whose registered office is at 71 Queen Victoria Street, London EC4V 4DE (“RBC”); and

(4)                             NGP CAPITAL RESOURCES COMPANY, whose address is 1221 McKinney Street, Suite 2975, Houston, Texas 77010 (the “Covenantor”).

BACKGROUND:

(A)                         The Company will apply to the London Stock Exchange for all of the Enlarged Share Capital to be admitted to trading on AIM. Seymour Pierce has agreed to act as Nominated Adviser and Broker to the Company, and RBC has agreed to act as Broker to the Company, in connection with such application and thereafter.

(B)                           Seymour Pierce has requested, as a condition of making the application for Admission, that the Covenantor enters into this agreement.

IT IS AGREED THAT :

1.                                       DEFINITIONS AND INTERPRETATION

1.1                                 In this agreement the following words and expressions shall have the following meanings:

“Act” means the Companies Act 2006;

“Admission” means the admission to trading on AIM of all of the Enlarged Share Capital in accordance with the AIM Rules, and any reference in this agreement to Admission “becoming effective” is to be construed in accordance with rule 6 of the AIM Rules;

“Admission Document” means the document in the agreed form proposed to be published by the Company in connection with the Placing and Admission as required by and in accordance with rule 3 of the AIM Rules;

“Affiliates” means subsidiaries, holding companies and any subsidiaries of any such holding companies;

“AIM” means the AIM market operated by the London Stock Exchange;

“AIM Rules” means the rules published by the London Stock Exchange governing admission to AIM and the regulation of AIM companies as amended or re-issued from time to time;

“Board” means the board of directors of the Company or a duly authorised committee of such board of directors;

“Brokers” means Seymour Pierce and RBC, appointed by the Company pursuant to rule 35 of the AIM Rules;

“Business Day” means a day (excluding Saturdays, Sundays and public holidays) on which banks are open for business in the City of London;

“City Code” means the City Code on Takeovers and Mergers issued by the Panel on Takeovers and Mergers, from time to time;

“Disposal” includes any direct or indirect, unconditional or conditional, sale, grant of options over, assignment, transfer, charge, pledge, or other disposal or agreement to dispose of any Shares or any interest in Shares and “dispose” shall be construed accordingly;

“Enlarged Share Capital” means the Existing Shares and the Placing Shares;

“Existing Shares” means the 59,945,609 Shares in issue at the date of this agreement, including the Sale Shares;

“Family Member” means in relation to an individual, the parent, sibling, spouse, widow, adult child or grandchild (including such child or grandchild by adoption or a step-child) of such individual;

“FSMA” means the Financial Services and Markets Act 2000;

“interest”, in relation to the Shares, shall have the meaning given to that term in section 820 of the Act and the term “interested” shall be construed accordingly;

“Locked-In Shares” has the meaning given in clause 3.3(b)(ii);

“London Stock Exchange” means London Stock Exchange plc;

“Nominated Adviser” means Seymour Pierce appointed by the Company pursuant to rule 1 of the AIM Rules and assuming the responsibilities set out in rule 39 of the AIM Rules;

“OM Shares” has the meaning given in clause 4;

“OM Specified Price” has the meaning given in clause 4;

“Orderly Marketing Period” means the period of 6 months from the end of the Restricted Period;

“Placing” means the proposed placing of the Placing Shares and the Sale Shares by Seymour Pierce in accordance with the terms and conditions set out in the Admission Document;

“Placing Shares” means the 32,313,130 Shares to be issued by the Company pursuant to the Placing;

“Restricted Interests” has the meaning given in clause 3.1;

“Restricted Period” means the period of 12 months from the date of Admission;

“Sale Shares” means the 8,686,870 Existing Shares to be sold by existing shareholders in the Company, pursuant to the Placing;

“Shares” means the common stock of the Company, par value US$0.01;

“Share Transfer Agreement” means the share transfer agreement, in the agreed form, between the partners in the Company;

“Specified Price” has the meaning given in clause 3.3(b)(ii);

“U.S. Securities Act” means the United States Securities Act of 1933; and

“in compliance with U.S. Securities Laws” includes (i) outside of the United States in an offshore transaction in accordance with Rule 904 under the U.S. Securities Act; (ii) pursuant to another available exemption from registration under the U.S. Securities Act; or (iii) pursuant to an effective registration statement under the U.S. Securities Act, in each of cases (ii) or (iii) in accordance with any applicable securities laws of any state of the United States.

1.2                                 In this agreement unless otherwise specified, reference to:

(a)                                  “includes” and “including” shall mean including without limitation;

(b)                                 a “subsidiary undertaking” and “parent undertaking” are to be construed in accordance with section 1162 of the Act, a “subsidiary” or “holding company” is to be construed in accordance with section 1159 of the Act and an “associated company” is to be construed in accordance with section 416 et seq of the Income and Corporation Taxes Act 1988;

(c)                                  a document in the “agreed form” is a reference to that document in the form approved and for the purposes of identification signed by or on behalf of each of Seymour Pierce and the Company;

(d)                                 a party means a party to this agreement and includes its permitted assignees and/or the successors in title to substantially the whole of its undertaking which includes this agreement and, in the case of an individual, to his or her estate and personal representatives;

(e)                                  a person includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking or organisation (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

(f)                                    a statute or statutory instrument or accounting standard or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been or may from time to time hereafter be amended, re-enacted or modified, save to the extent that any such amendment, re-enactment or modification which takes effect after the date of this agreement would impose any new or extended obligation or liability on, or otherwise adversely affect the rights of, any party;

(g)                                 “recitals”, “clauses” or “paragraphs” are to recitals, clauses and paragraphs of this agreement. References to this agreement shall, unless the context otherwise requires, include references to the recitals;

(h)                                 writing shall include typewriting, printing, lithography, photography and other modes of representing words in a legible form (other than writing on an electronic or visual display screen) or other writing in non-transitory form;

(i)                                     words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders; and

(j)                                     the time of day is reference to time in London, England.

1.3                                 The index to and the headings in this agreement are for information only and are to be ignored in construing the same.

1.4                                 Any term, condition or provision of this agreement which is expressed to bind or which is given by more than one person shall, unless expressly stated to the contrary, bind them jointly and each of them severally.

1.5                                 All commissions, fees and expenses payable under or in connection with this agreement are stated exclusive of VAT (if any).

2.                                       CONDITION PRECEDENT

2.1                                 The obligation of the parties hereunder are conditional upon Admission.

2.2                                 If the condition set out in clause 2.1 is not fulfilled by 5:00 p.m. on 31 July 2008, this agreement shall cease and determine and no party shall have any claim against any other party for costs, damages, compensation or otherwise in respect of it.

3.                                       LOCK-IN AND ORDERLY MARKETING ARRANGEMENTS

3.1                                 The Covenantor hereby undertakes with each of the Company, Seymour Pierce and RBC that, except as provided in clauses 3.2 and 3.3, he will not during the Restricted Period effect any Disposal of his interest in all or any Shares or warrants, options or other rights of whatsoever nature to subscribe for or convert or exchange any securities into, or otherwise acquire, any Shares (irrespective of whether such options or rights are conditional or contingent) which are, in each case, beneficially owned, held or controlled by him at Admission excluding any Sale Shares (the “Restricted Interests”).

3.2                            Subject to clause 3.3, the restrictions contained in clauses 3.1 and 4 shall not apply to any of the following:

(a)                                  any Disposal which is notified in writing in advance to the Board, Seymour Pierce and RBC and to which each of the Board, Seymour Pierce and RBC acting reasonably and in good faith gives its prior consent in writing;

(b)                                 any Disposal by way of gift:

(i)                                     by any individual to a Family Member;

(ii)                                  by any individual to any person or persons acting in the capacity of trustee or trustees of a trust created by such individual or, upon any change of trustees of a trust so created, to the new trustee or trustees, provided that there are no persons beneficially interested under the trust other than the individual and his Family Members;

(iii)                               by any individual to any person or persons acting in the capacity of trustee or trustees of a trust established for charitable purposes only or, upon any change of trustees of a trust so created, to the new trustee or trustees; or

(iv)                              by the trustee or trustees of a trust to which subparagraphs (ii) or (iii) apply to any person beneficially interested under that trust,

provided that, prior to the making of any such Disposal, the Board (acting reasonably and in good faith) are satisfied that the transferee falls within one of the categories (i) to (iv) above and any such transferee first gives an undertaking to the Company, Seymour Pierce and RBC in like terms to those in this clause 3 and contained in a deed, in such form as Seymour Pierce and RBC may require, duly executed by the transferee and delivered to the Company, Seymour Pierce and RBC;

(c)                                  in the event of an intervening court order;

(d)                                 to the acceptance of a general, partial or tender offer made to shareholders of the Company (or to all such shareholders other than the offeror and/or any body corporate controlled by the offeror and/or any persons acting in concert with the offeror) to acquire all the issued Shares (other than any Shares which are already owned by the person making such offer and any other person acting in concert with him or it);

(e)                                  to the execution of an irrevocable undertaking to accept a general, partial or tender offer made to shareholders of the Company (or to all such shareholders other than the offeror and/or any body corporate controlled by the offeror and/or any persons acting in concert with the offeror) to acquire all the issued Shares (other than any Shares which are already owned by the person making such offer and any other person acting in concert with him or it);

(f)                                    to a Disposal pursuant to a compromise or arrangement between the Company and its creditors or any class of them or between the Company and its shareholders or any class of them which is agreed to by the creditors or shareholders in accordance with relevant laws and regulations;

(g)                                 any Disposal to or by the personal representatives of any Director who shall die during the Restricted Period;

(h)                                 any Disposal pursuant to acceptance of an offer by the Company to purchase its own Shares which is made on identical terms to all holders of its Shares;

(i)                                     if the Shares are no longer listed on AIM;

(j)                                     any Disposal to Affiliates, shareholders, partners, members, directors, managers, employees or consultants of the Covenantor, provided that such Affiliates, shareholders, partners, members, directors, managers, employees or consultants agree to be bound in writing by the restrictions on further Disposal and requirements of orderly marketing set forth herein;

(k)                                  any Disposal of interests in the Shares as collateral for a loan extended to the Covenantor, provided that the lender agrees in writing to be bound by the restrictions on further Disposal and requirements of orderly marketing set forth in herein; or

(l)                                     any Disposal required to be made pursuant to the Share Transfer Agreement.

3.3                                 Any Disposals permitted pursuant to the provisions of clause 3.2 shall be subject to the following provisions:

(a)                                  except as prohibited by applicable law, regulation or judicial order, any Disposals shall be notified in advance to the Company, Seymour Pierce and RBC in writing at least 5 Business Days prior to the entry into of any agreement or undertaking relating to the same, save in respect of:

(i)                                     any Disposal to trustees pursuant to clause 3.2(b)(iii), where only prior notice shall be required;

(ii)                                  any Disposal to personal representatives pursuant to clause 3.2(g), where notice shall be as soon after such Disposal as shall be reasonably practicable; and

(iii)                               any Disposal required to be made pursuant to the Share Transfer Agreement, where notice shall be as soon after such Disposal as shall be reasonably practicable.

(b)                                 if a Covenantor wishes to make a Disposal pursuant to clause 3.2(a) or 3.2(g) (insofar as it relates to a sale by the personal representatives) he, or in the case of clause 3.2(g) the personal representative, shall:

(i)                                     notify the Company, Seymour Pierce and RBC in advance of his intention to effect such a sale pursuant to paragraph (a) above; and

(ii)                                  instruct RBC to arrange the Disposal of such shares (the “Locked-In Shares”) at not less than the minimum price which he requests for the Locked-In Shares (the “Specified Price”) and if RBC fails to satisfy any of the following:

(1)                                 arrange for the Disposal of the Locked-In Shares at a price not less than the Specified Price within 5 Business Days of RBC being - instructed to do so;

(2)                                 provide best execution and competitive terms of disposal; or

(3)                                 offer a fee and commission competitive with those charged by other reputable brokers,

then the Covenantor shall be entitled to sell all or any of the Locked-In Shares otherwise than through RBC provided that the Locked-In Shares are not sold at a price less than the Specified Price,

subject always to the Company, Seymour Pierce and RBC having the right, at their reasonable discretion, to waive the notice period pursuant to paragraph 3.3(a) above.

4.                                      ORDERLY MARKETING

The Covenantor hereby undertakes with each of the Company, Seymour Pierce and RBC that, in respect of any Disposal of any Restricted Interest during the Orderly Marketing Period, he will instruct RBC to arrange for the Disposal of such shares (the “OM Shares”) at not less than the minimum price which he requests for the Locked-In Shares (the “OM Specified Price”) and if RBC fails to satisfy any of the following:

(a)                                 arrange for the Disposal of the OM Shares at a price not less than the OM Specified Price within 5 Business Days of RBC being instructed to do so;

(b)                                 provide best execution and competitive terms of disposal; or

(c)                                  offer a fee and commission competitive with those charged by other reputable brokers,

then the Covenantor shall be entitled to sell all or any of the OM Shares otherwise than through RBC provided that the OM Shares are not sold at a price less than the OM Specified Price.

5.                                      WARRANTIES AND REPRESENTATIONS

The Covenantor warrants, represents and undertakes to the Company, Seymour Pierce and RBC that any Disposal made by it during the Restricted Period and the Orderly Marketing Period shall be in compliance with U.S. Securities Laws and any other applicable laws.

6.                                      ISSUE OF ADMISSION DOCUMENT

6.1                               Admission Document

The Covenantor acknowledges that the existence of this agreement and its contents are to be referred to in the Admission Document and that these are matters which can reasonably be expected to influence the decision of potential investors (both immediately prior to Admission and subsequently) whether or not to subscribe for or purchase Shares.

6.2                               Covenantor’s consent

The Covenantor consents to the inclusion in the Admission Document of references to this agreement and its contents.

7.                                      ENTIRE AGREEMENT

7.1                               Entire agreement

This agreement represents the whole and only agreement between the parties in relation to the way the Restricted Interests are to be dealt with from Admission up to and including the end of the Orderly Marketing Period and supersedes any previous agreement whether written or oral between all or any of the parties in relation to that subject matter. Accordingly, all other terms, conditions, representations, warranties and other statements which would otherwise be implied (by law or otherwise) shall not form part of this agreement.

7.2                               No liability unless statement made fraudulently

No party shall have any liability or remedy in tort in respect of any representation, warranty or other statement (other than those contained in this agreement) being false, inaccurate or incomplete unless it was made fraudulently, wilfully or deliberately.

8.                                      ASSIGNMENT

This agreement, and the rights and obligations arising under it, shall not be assignable nor transferable without the prior written agreement of each of the other parties hereto (such agreement not to be unreasonably withheld or delayed), provided that the Covenantor shall be permitted to assign rights and obligations under this agreement if and to the extent necessary to comply with clause 3.2(j).

9.                                      THIRD PARTY RIGHTS

Except as otherwise expressly stated herein, nothing in this agreement shall confer any rights on any person (other than the parties hereto) pursuant to the Contracts (Rights of Third Parties) Act 1999.

10.                               FURTHER ASSURANCE

At any time after the date of this agreement, the Covenantor shall, and shall use all reasonable endeavours to procure (to the extent that he can) that any necessary third party shall, execute such documents and do such acts and things as the Company, Seymour Pierce or RBC may reasonably require for the purpose of giving the Company, Seymour Pierce or RBC the full benefit of all the provisions of this agreement in relation to the obligations of the Covenantor.

11.                               COUNTERPARTS AND EXECUTION

11.1                        Any number of counterparts

This agreement may be executed in any number of counterparts and by the parties on separate counterparts but shall not be effective until each of the parties has executed at least one counterpart.

11.2                        Each counterpart an original

Each counterpart shall constitute an original of this agreement but all the counterparts shall together constitute but one and the same instrument.

11.3                        Execution as a deed

The parties to this agreement have agreed to execute this agreement as a deed.

12.                               INVALIDITY

If at any time any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction that shall not affect or impair:

(a)                                 the legality, validity or enforceability in that jurisdiction of any other provision of this agreement; or

(b)                                 the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this agreement.

13.                               VARIATION OF TERMS

The provisions of the agreement may be varied from time to time by agreement of the parties, provided that no such variation shall be effective unless in writing and signed by or on behalf of each of the parties.

14.                               NOTICES

14.1                        Form of notices

All notices and other communications relating to this agreement:

(a)                                 shall be in English and in writing;

(b)                                 shall be delivered by hand or sent by post or fax;

(c)                                  subject to clause 15 shall be delivered or sent to the party concerned at the relevant address or number, as appropriate, and marked all as shown in clause 14.3;

(d)                                 shall take effect:

(i)                                     if delivered, upon delivery;

(ii)                                  if posted, at the earlier of the time of delivery and (if posted in the United Kingdom by first class registered post) 10:00 am on the second Business Day after posting or (if posted outside the United Kingdom by first class registered air mail post) 10:00 am on the fifth Business Day after posting; or

(e)                                  if sent by fax, when confirmation of its uninterrupted transmission has been recorded by the sender’s fax machine;

provided that if any communication would otherwise become effective on a non-Business Day or after 5 pm on a Business Day, it shall instead become effective at 10:00 am on the next Business Day and if it would otherwise become effective at before 9:00 am on a Business Day, it shall instead become effective at 10:00 am on that Business Day.

14.2                        In this clause 14 reference to a “Business Day” shall mean a day, other than a Saturday, Sunday or public holiday, in the jurisdiction in which the recipient of a notice or other communication is located.

14.3                        Initial details of the parties

The initial details for the purposes of clause 14.1 are:

Party:	Resaca Exploitation, Inc.
Address:	1331 Lamar, Suite 1450, Houston, Texas 77010, USA
Fax Number:	+1 713 650 1246
Marked for the Attention of:	Chief Financial Officer

Party:	Seymour Pierce Limited
Address:	20 Old Bailey, London EC4M 7EN
Fax Number:	+44 207 107 8100
Marked for the Attention of:	Jonathan Wright

Party:	Royal Bank of Canada Europe Limited
Address:	71 Queen Victoria Street, London EC4V 4DE

Fax Number:	+44 207 029 7924
Marked for the Attention of:	Andrew Smith

Party:	NGP Capital Resources Company
Address:	Attn: R. Kelly Plato
1221 McKinney Street, Suite 2975
Houston, Texas 77010
Fax Number:	+1 713 752 0063

14.4                        Notice to personal representatives

If any of the parties (being an individual) dies, then until receipt by the other parties of a certified copy of the grant of representation to the estate of the deceased, any notice or other communication addressed to the deceased or to his personal representatives and sent or delivered in accordance with clause 14.1 shall for all purposes be deemed sufficient service of that communication on the deceased and his personal representatives and shall be effectual as if the deceased were still living.

15.                               GOVERNING LAW AND JURISDICTION

This agreement shall be governed by and interpreted in accordance with English law and the parties hereto submit to the exclusive jurisdiction of the English courts.

16.                               AGENT FOR SERVICE OF PROCESS

The Company and the Covenantor each irrevocably appoints King & Spalding International LLP as its/his agent for service and agrees that any document to be served in relation to this agreement may be sufficiently and effectively served on it/him in connection with proceedings in England by service on King & Spalding International LLP (marked for the attention of Jonathan Martin) in accordance with the provisions of clause 14. In the event of that agent (or any replacement agent) ceasing so to act, the Company and the Covenantor undertake to appoint another person resident in England as its/his agent for that purpose and to procure that notice of that appointment is given to the each of the other parties to this agreement in accordance with the provisions of clause 14.

IN WITNESS of which the parties have executed this document as a deed on the date set out above.

EXECUTED and DELIVERED as a DEED by	)
RESACA EXPLOITATION, INC	)	/s/ [ILLEGIBLE]
Authorised Signatory

/s/ [ILLEGIBLE]
Authorised Signatory

EXECUTED and DELIVERED as a DEED by	)
SEYMOUR PIERCE LIMITED	)	/s/ [ILLEGIBLE]
Director

/s/ [ILLEGIBLE]
Director/Secretary

EXECUTED and DELIVERED as a DEED by	)
ROYAL BANK OF CANADA EUROPE LIMITED	)
Authorised Signatory

Authorised Signatory

EXECUTED and DELIVERED as a DEED by	)
SEYMOUR PIERCE LIMITED	)
Director

Director/Secretary

EXECUTED and DELIVERED as a DEED for	)
and on behalf of	)
ROYAL BANK OF CANADA EUROPE	)
LIMITED:		/s/ [ILLEGIBLE]
Managing Director (GIB)

Witness
Signature	/s/ Sarah Wharry

Name :	Sarah Wharry
Occupation :	Investment Banker
Address :	47 Parma Crescent
London SW11 1LT

EXECUTED and DELIVERED as a DEED by	)
NGP CAPITAL RESOURCES COMPANY	)	/s/ [ILLEGIBLE]
Authorised Signatory

In the presence of:

Witness Signature :	/s/ Nichole Dotson-Olajuwon

Witness Name :	Nichole Dotson-Olajuwon

Witness Address:	333 Clay Street, Houston TX 77002

Witness Occupation:	attorney

Signature Page to Lock-In and Orderly Marketing Deed